Exhibit 10(y)

AMENDMENT NO. 1

TO THE

ONCOR SALARY DEFERRAL PROGRAM

This Amendment No. 1 to the Oncor Salary Deferral Program is effective as of February 25, 2015.

WHEREAS, Oncor Electric Delivery Company LLC (the “Company”) adopted the Oncor Salary Deferral Program (the “Plan”) effective as of January 1, 2010, to provide a mechanism for certain key employees of the Company to defer a portion of their Salary and Bonus, to motivate key employees, and to recognize the contributions of such employees to the Company; and

WHEREAS, the Company now desires to amend the Plan to permit the Company to make, from time to time at the direction of the Organization & Compensation Committee of the Company’s Board of Directors, discretionary Company contributions to individual Participants selected by the Company; and

WHEREAS, pursuant to Section 14.1 of the Plan, the Board of Directors of the Company may amend the Plan at any time.

NOW, THEREFORE, the Plan is hereby amended as follows.

1.  Discretionary Company Contributions.  Section 5 of the Plan is hereby amended by changing the title of such Section to “Matching Awards, Company Discretionary Contributions, Vesting and Forfeitures”, by adding a new Section 5.2 to be and read in full as set forth below, and by renumbering the remaining provisions of Section 5 accordingly:

“5.2Discretionary Company Contributions. In addition to the Matching Awards provided for in Section 5.1 above, the Company may, from time to time, make additional discretionary contributions to the Accounts of individual Participants selected by the Company as directed by the Organization & Compensation Committee of the Company’s Board of Directors (the “O&C Committee”).  The amount of any such discretionary contributions shall be determined by the O&C Committee in its sole and absolute discretion based on such factors as may be determined by the O&C Committee to be appropriate. Such discretionary contributions may be fully vested when made, or may be subject to a vesting schedule or vesting parameters as determined by the O&C Committee in its sole and absolute discretion.  The amount and terms of discretionary contributions need not be uniform among Participants to whom the O&C Committee decides to make a discretionary contribution.  The decision of the O&C Committee to authorize a discretionary contribution from the Company to any one Participant will not entitle any other Participant to receive a discretionary contribution, nor entitle the

Participant on whose behalf the discretionary contribution was made, to receive any other discretionary contribution.”

2.  Vesting.  Section 5.3 of the Plan (formerly Section 5.2 of the Plan) is hereby amended by deleting such section and replacing it with the following language such that Section 5.3 of the Plan shall be and read in full as follows:

“5.3Vesting.  Subject to the forfeiture provisions of Section 5.4, a Participant shall at all times be one hundred percent (100%) vested in the portion of the Participant’s Account that is attributable to such Participant’s Deferrals and earnings thereon. A Participant shall be one hundred percent (100%) vested in the Participant’s Matching Awards, and on income earned on such Matching Awards at the end of the Vesting Period.  A Participant shall become vested in any Company discretionary contributions made on behalf of the Participant pursuant to Section 5.2 at the time and subject to such conditions as may be determined by the O&C Committee at the time that the discretionary contribution is made.  Notwithstanding any other provision of this Plan, a Participant’s Account shall become one hundred percent (100%) vested upon the Participant’s Normal Retirement, death or Disability regardless of the applicable Vesting Period.”

3.  No Further Changes.  Except as expressly amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

4.  Defined Terms.  Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to them in the Plan.

[SIGNATURE PAGE FOLLOWS]

This Amendment No. 1 is executed by the undersigned officer of the Company on February 25, 2015, to be effective as of the effective date first set forth above.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By: /s/ Deborah L. Dennis
Deborah L. Dennis
Senior Vice President, Human Resources & Corporate Affairs